Exhibit 99.1



                                   SONOMAWEST

                                  HOLDINGS INC

                                                              September 21, 2004

          COMPLAINT PROCEDURE AND NONRETALIATION POLICY FOR ACCOUNTING,
                       SECURITIES AND SHAREHOLDER MATTERS
I.       PURPOSE

         SonomaWest Holdings, Inc. (the "Company") is committed to (i) complying with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices, and (ii) providing a workplace conducive to open discussion of its business practices. Accordingly, the Company has adopted this Complaint Procedure and Nonretaliation Policy (the "Policy") to
(A) promote the efficient review and resolution of concerns and complaints regarding potential violations of securities laws or other provisions of federal or state law relating to fraud against shareholders by the Company or its directors, officer or employees, and (B) assure that employees raising any such concerns are protected.

II.      SCOPE OF MATTERS COVERED BY PROCEDURES AND POLICY

         The procedures and nonretaliation policy set forth below relate to concerns and complaints involving the following matters:

              o accounting, internal accounting controls, auditing matters or disclosure practices;

              o  violations or possible violations of:

                    >> federal criminal law relating to securities fraud, mail fraud, bank fraud, or wire, radio and television fraud;

                    >> any rule or regulation of the Securities and Exchange Commission; or

                    >> any provision of federal or state law relating to fraud against shareholders.

III.     PROCEDURES FOR SUBMISSION OF REPORTS

         In order to facilitate the reporting of concerns and complaints by employees and others, the Company's Audit Committee has established the following procedures for receiving, retaining and properly handling concerns and complaints regarding the matters set forth in Section II above ("Reports"). The Audit Committee has designated a Compliance Officer who is responsible for administering this Policy and for receiving, collecting, reviewing, processing and resolving Reports by employees and others.

A.       SUBMISSION OF REPORTS

         Employees are encouraged to discuss any Report with their supervisor, who is in turn responsible for informing the Compliance Officer of any Reports submitted. If the employee prefers not to discuss these sensitive matters with his or her own supervisor, we encourage the employee to discuss any Report


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with the  Compliance  Officer.  This can be done on a  confidential  basis.  The
Compliance   Officer  will  review  the  Report  and,  if  (s)he  determines  it appropriate or is otherwise required by Board directive, (s)he will submit the Report to the Board or an appropriate Committee of the Board.

         The  Company's   Compliance  Officer  for  purposes  of  the  Company's
Complaint Procedure and Nonretaliation Policy is Mathew Ertman, who may be reached at (213) 955-5579 or mertman@allenmatkins.com.

B.       SUBMISSION OF REPORTS ON AN ANONYMOUS BASIS

         The Company's Audit Committee has also established a procedure by which employees may submit Reports involving the Company's accounting, auditing, and internal auditing controls and disclosure practices anonymously within the Company. Attached as EXHIBIT A to this Policy is a description of this anonymous Report submittal procedure. Reports submitted through this procedure will be evaluated and presented to the Audit Committee, which will oversee the investigation and response to the Reports submitted, independent of Company management. Any employee may utilize this confidential process either to submit new Reports, or if (s)he feels that a Report previously submitted to a supervisor or the Compliance Officer has not been appropriately handled.

C.       RETENTION OF REPORTS

         The Compliance Officer will maintain a log of all Reports, tracking their receipt, investigation and resolution and will prepare a periodic summary report thereof for the Audit Committee. Copies of Reports and the log will be maintained in accordance with the Company's document retention policy. The Audit Committee will maintain a log of all Reports that are submitted on an anonymous basis directly to the Audit Committee using the submittal procedure set forth on EXHIBIT A.

IV.      NONRETALIATION POLICY AGAINST EMPLOYEES

         It is Company policy to comply with all applicable laws that protect employees against unlawful discrimination or retaliation by their employer as a result of their lawfully reporting information regarding, or their participating in, investigations involving corporate fraud or, for that matter, any other violations by the Company or its agents of federal or state law. Specifically, this Policy prevents any employee from being subject to disciplinary or retaliatory action by the Company or any of its employees or agents as a result of the employee:

              o disclosing information to, filing a Report with, or participating in an investigation conducted by, the employee's supervisor or the Company's Compliance Officer regarding accounting, internal accounting controls, auditing matters or disclosure practices;

              o disclosing information to a government or law enforcement agency, where the employee has reasonable cause to believe that the information discloses a violation or possible violation of federal or state law or regulation;

              o providing information, causing information to be provided, filing, causing to be filed, testifying, participating in a proceeding filed or about to be filed (with the knowledge of the Company), or otherwise assisting in an investigation or proceeding regarding any conduct that the employee reasonably believes involves a violation of:

                    >> federal criminal law relating to securities fraud, mail fraud, bank fraud, or wire, radio and television fraud;



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


                    >> any rule or regulation of the Securities and Exchange Commission; or

                    >> any provision of federal law relating to fraud against shareholders;

         where, with respect to investigations, such information or assistance is provided to or the investigation is being conducted by a federal regulatory agency, a member of Congress, or a person at the Company with supervisory or similar authority over the employee.

V.       LIMITATIONS

         Employees who file reports or provide evidence which they know to be false or without a reasonable belief in the truth and accuracy of such information will not be protected by this Policy and may be subject to disciplinary action, including termination of their employment. In addition, except to the extent required by law, the Company does not intend this Policy to protect employees who violate any applicable attorney-client privilege to which the Company or its agents may be entitled under statute or common law
principles,   or  to  protect   employees  who  violate  their   confidentiality
obligations  with  regard  to  the  Company's   confidentiality  or  proprietary
information, the confidentiality or proprietary information of an employee's former employer or other third party to the extent such information is subject to an enforceable confidentiality or nondisclosure agreement between the employee and such third party, or otherwise violate the provisions of applicable law regarding the protection of customer third party confidential or proprietary information. Employees considering providing information that may violate these privileges, policies or statutes or reveal Company trade secrets are advised to consult an attorney before doing so. Employees should also review the Company's CODE OF BUSINESS CONDUCT AND ETHICS regarding disclosure of confidential and proprietary information.

V.       NONRETALIATION POLICY ENFORCEMENT

         Employees found to have engaged in retaliatory behavior against any person who submits a Report in accordance with this policy or participates in any subsequent related investigation may be subject to discipline up to and including termination.

VI.      CORRECTIVE ACTIONS

         The Compliance Officer and/or the Audit Committee will investigate promptly all Reports received and will take prompt corrective action as deemed appropriate. They will maintain confidentiality to the fullest extent possible, consistent with the need to conduct an adequate review. If you believe you have been subjected to any action that violates this Policy, you may submit a Report with your supervisor or the Compliance Officer. If it is determined that you have been subject to any action or conduct that violates the letter or spirit of this Policy, we will correct the situation.

VII.     CODE OF ETHICS

         The Company has also adopted a CODE OF BUSINESS CONDUCT AND ETHICS which provides more general guidelines and principles for the way in which directors, officers and employees of the Company are expected to conduct daily business with the Company's customers, vendors, shareholders and with each other. Employees with complaints or concerns regarding issues not related to those of the type set forth in Section II above should review the Code for the Company's policy and procedures for resolution of such complaints or concerns.



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                                    EXHIBIT A

                           ANONYMOUS REPORT PROCEDURES

         Employees who prefer not to discuss complaints regarding accounting, auditing, disclosure and securities fraud issues with his or her own supervisor or with the Compliance Officer are encouraged to submit a Report or Reports on an anonymous, confidential basis ("Anonymous Reports") using the following Anonymous Report Procedures.

         A.  PREPARATION AND SUBMISSION OF ANONYMOUS REPORTS

         Anonymous Reports must be in writing, and must contain a detailed description of the nature of the complaint. Anonymous Reports must describe the activity which is the subject of the complaint, and must identify the party or parties involved. Anonymous Reports must contain enough specificity to allow the Company to research and investigate the complaint. The Company has developed an Anonymous Report Form that employees may use when submitting Anonymous Reports; however, employees are not required to use the Anonymous Report Form, and may submit an Anonymous Report an any form or in any format, so long as the complaint is in sufficient detail. A copy of the Anonymous Report Form is attached as Exhibit A-1.

         Anonymous Reports must be placed in a sealed envelope marked "To Audit Committee - CONFIDENTIAL," and placed in the Company's interoffice mail or placed in U.S. mail addressed as follows:

                           SonomaWest Holdings, Inc.
                           2064 Highway 116 North
                           Sebastopol, CA 95472
                           Attention: Audit Committee - CONFIDENTIAL

         Anonymous Reports must not be signed, and no name or return address must appear on the envelope used to submit the Anonymous Report. All Anonymous Reports received by the Company, shall be delivered, unopened, directly to the Chairman of the Audit Committee of the Company's Board of Directors. The Company shall adopt mail handling procedures sufficient to ensure that all envelopes addressed directly to the Company's Audit Committee - whether received through interoffice mail, U.S. mail or courier service - are not opened, and are delivered promptly to the Chairman of the Audit Committee.

         The Company's Audit Committee will review, research and investigate promptly every Anonymous Report it receives that involves the Company's accounting, auditing or disclosure practices, securities fraud issues or the Company's internal auditing controls, and will take prompt corrective action as deemed appropriate. If the Audit Committee determines it appropriate or is otherwise required by Board directive, the Audit Committee shall submit the Anonymous Report and the Audit Committee's findings to the Company's Board of Directors.

         Anonymous Reports received by the Chairman of the Audit Committee that do not involve the Company's accounting, auditing or disclosure practices, securities fraud issues or the Company's internal auditing controls shall be referred to the appropriate Company officer or manager for handling.




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                                   EXHIBIT A-1

                              ANONYMOUS REPORT FORM

 (FOR USE BY SONOMAWEST HOLDINGS, INC. EMPLOYEES WHO WISH TO SUBMIT A COMPLAINT ON AN ANONYMOUS, CONFIDENTIAL BASIS, RELATING TO THE COMPANY'S ACCOUNTING, AUDITING OR DISCLOSURE PRACTICES, SECURITIES FRAUD ISSUES OR THE

                     COMPANY'S INTERNAL AUDITING CONTROLS.)

Describe nature of the complaint in detail (include specifics; identify the party or parties involved, dates events occurred, etc.):

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         o   DO NOT SIGN THIS FORM.

         o PLACE THIS FORM IN A SEALED INTEROFFICE ENVELOPE MARKED "TO AUDIT COMMITTEE - CONFIDENTIAL"

                           OR

         o   PLACE THIS FORM IN A SEALED ENVELOPE AND MAIL IT VIA U.S. MAIL TO:

                                SonomaWest Holdings, Inc.
                                2064 Highway 116 North
                                Sebastopol, CA 95472
                                Attention: Audit Committee - CONFIDENTIAL

         o   THIS COMPLAINT WILL BE KEPT STRICTLY CONFIDENTIAL



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